REVOLUTIONS MEDICAL HIRES CHIEF FINANCIAL OFFICER

CHARLESTON, S.C., June  2, 2011 (GLOBE NEWSWIRE) – Revolutions Medical Corporation (“Revolutions Medical” or the “Company”) (OTCQB:RMCP) announces today that Burt Hodges has been named the Company’s new Chief Financial Officer.  Mr. Hodges will immediately take over all management oversight responsibilities for financial functions and capital resources of the Company, including corporate and government finance, project finance, corporate accounting, reporting and risk management.

“It is an exciting time to join the Revolutions Medical team.  As the company transitions from a medical device incubator to a global manufacturer and distributor of safety syringes and color MRI technology, I look forward to helping Revolutions Medical make these innovative products commercially successful in the market,” said Mr. Hodges.

Since 2004, Mr. Hodges has been a partner with Accel Financial Advisors, LLC and Accel Tax and Business Services.  For the past twelve years, he has provided tax, financial reporting and management advice to corporate clients, small businesses and individuals.  Mr. Hodges received a BBA in Finance from the University of Georgia and a MBA with honors from the Citadel.  He is licensed as a Certified Public Accountant in Virginia and is a Certified Financial Planner®.

About Revolutions Medical Corporation

Revolutions Medical is a safety medical device and software application company.  Its products include the RevVac™ Safety Syringe (FDA cleared), safety blood drawing device, the RevColor™, RevDisplay™ and Rev3D™ software tools that are compatible with standard MRIs and standard Picture Archiving Computer Systems (PACS).  The Company also has an exclusive license to a Breast Biopsy System (BBS), preliminary called RevTrack (FDA cleared).

For additional information, please visit Revolutions Medical corporate website: http://www.revolutionsmedical.com

To be added to the Revolutions Medical investor email list, please email: investment@revolutionsmedical.com with RMCP in the subject line.

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FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

CONTACT:

Revolutions Medical Corporation
Investor and Corporate Relations
Gregory S. Lowe
Acorn Management Partners
President / Partner
678-368-4013